Exhibit 10.4

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of [            ], 2021, by and between Lazard Growth Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and [            ] (the “Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve publicly-held companies as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. The amended and restated memorandum and articles of association of the Company (the “Articles”) provide for the indemnification of the officers and directors of the Company. The Indemnitee may also be entitled to indemnification pursuant to applicable Cayman Islands law. The Articles provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Articles of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and

WHEREAS, the Indemnitee may not be willing to serve as an officer or director, advisor or in another capacity without adequate protection, and the Company desires that the Indemnitee serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that the Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and subject to the provisions of that certain letter agreement, dated as of [            ], 2021 (commonly referred to as an “Insider Letter”), among the Company, the Indemnitee and the other parties thereto, the Company and Indemnitee do hereby covenant and agree as follows:

1. SERVICES TO THE COMPANY

In consideration of the Company’s covenants and obligations hereunder and for other good and valuable consideration, the Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or in any other capacity of the Company, as applicable, for so long as the Indemnitee is duly elected, appointed or retained or until the Indemnitee tenders the Indemnitee’s resignation or until the Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after the Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties hereto, if any.

2. DEFINITIONS

As used in this Agreement:

2.1. “Agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, advisor, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

2.2. “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

2.3. “Change in Control” shall mean the occurrence of any of the following events after the date of this Agreement:

(i) Acquisition of Shares by Third Party. Other than LGACo 1 LLC (the “Sponsor”) or any of its affiliates, any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors and such acquisition would not constitute a Change in Control under clause (iii) of this definition;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election or nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than an affiliate of the Sponsor, no Person (excluding any company or corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving company or corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the board of directors of the company or corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

2.4. “Corporate Status” shall mean the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

2.5. “Delaware Court” shall mean the Court of Chancery of the State of Delaware.

2.6. “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

2.7. “Enterprise” shall mean the Company and any other company or corporation, constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent.

2.8. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.9. “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

2.10. References to “fines” shall include any excise tax assessed on the Indemnitee with respect to any employee benefit plan.

2.11. “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporate law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

2.12. “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary of the Company or of any company or corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a company or corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

2.13. “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which the Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by the Indemnitee or of any action (or failure to act) on the Indemnitee’s part while acting as a director or officer of the

Company, or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, manager, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

2.14. References to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.15. “Subsidiary” shall mean, with respect to any Person, any company or corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

2.16. The phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (a) to the fullest extent authorized or permitted by the provision of applicable Cayman Islands law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of applicable Cayman Islands law, and (b) to the fullest extent authorized or permitted by any amendments to or replacements of applicable Cayman Islands law adopted after the date of this Agreement that increase the extent to which a company or corporation may indemnify its officers and directors.

3. INDEMNITY IN THIRD-PARTY PROCEEDINGS

To the fullest extent permitted by applicable law and the Articles, the Company shall indemnify, hold harmless and exonerate the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status. Pursuant to this Section 3, the Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful; provided that in no event shall the Indemnitee be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that the Indemnitee may incur by reason of the Indemnitee’s own actual fraud, wilful default or wilful neglect. The Indemnitee shall not be found to have committed actual fraud, wilful default or wilful neglect for any purpose of this Agreement unless or until a court of competent jurisdiction shall have made a finding to that effect.

4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY

To the fullest extent permitted by applicable law and the Articles, the Company shall indemnify, hold harmless and exonerate the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status. Pursuant to this Section 4, the Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. The Indemnitee shall not be entitled to be indemnified, held harmless or exonerated for Expenses under this Section 4 in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL

Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that the Indemnitee was or is, by reason of the Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law and the Articles, indemnify, hold harmless and exonerate the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law and the Articles, indemnify, hold harmless and exonerate the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law and the Articles, indemnify, hold harmless and exonerate the Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. INDEMNIFICATION FOR EXPENSES OF A WITNESS

Notwithstanding any other provision of this Agreement except for Section 27, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which the Indemnitee is not a party or threatened to be made a party, the Indemnitee shall, to the fullest extent permitted by applicable law and the Articles, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

7. ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS

Notwithstanding any limitation in Sections 3, 4 or 5, but subject to Section 27, the Company shall, to the fullest extent permitted by applicable law and the Articles, indemnify, hold harmless and exonerate the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the Proceeding. The Indemnitee shall not be entitled to be indemnified, held harmless or exonerated under this Section 7 in the event that the Indemnitee’s conduct is finally adjudged by a court of competent jurisdiction to constitute a breach of the Indemnitee’s duty of loyalty to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of applicable law.

8. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

8.1. To the fullest extent permissible under applicable law and the Articles, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to the Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating the Indemnitee, shall pay, in the first instance, the entire amount incurred by the Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against the Indemnitee.

8.2. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement (1) includes an express and unconditional release of the Indemnitee, in form and substance reasonable satisfactory to the Indemnitee, from all liability arising out of such Proceeding and (2) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee.

8.3. The Company hereby agrees to fully indemnify, hold harmless and exonerate the Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than the Indemnitee who may be jointly liable with the Indemnitee. The Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering the Indemnitee.

9. EXCLUSIONS

Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify, hold harmless, exonerate or advance Expenses in connection with any claim made against the Indemnitee:

(i) for which payment has actually been received by or on behalf of the Indemnitee under any insurance policy or other indemnity or advancement provision and which payment has not subsequently been returned, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(iii) except as otherwise provided in Sections 14.6 and 14.7 hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law and the Articles.

10. ADVANCES OF EXPENSES; DEFENSE OF CLAIM

10.1. Notwithstanding any provision of this Agreement to the contrary except for Section 27, and to the fullest extent not prohibited by applicable law and the Articles, the Company shall pay the Expenses incurred by the Indemnitee (or reasonably expected by the Indemnitee to be incurred by the Indemnitee within three months) in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by applicable law, be unsecured and interest free. Advances shall, to the fullest extent permitted by applicable law, be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of the Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, applicable law and the Articles or otherwise. If it shall be determined by a final judgment or other final adjudication that the Indemnitee was not so entitled to indemnification, any advancement shall be returned to the Company (without interest) by the Indemnitee. This Section 10.1 shall not apply to any claim made by the Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9, but shall apply to any Proceeding referenced in Section 9(ii) prior to a final determination that the Indemnitee is liable therefor.

10.2. The Company will be entitled to participate in the Proceeding at its own expense.

10.3. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent.

11. PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION

11.1. The Indemnitee agrees to notify promptly the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement, or otherwise.

11.2. The Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate the Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as the Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by the Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 12.1 of this Agreement.

12. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION

12.1. A determination, if required by applicable law or the Articles, with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of the Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no Disinterested Directors or if such Disinterested Directors so direct, by an Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) by vote of the shareholders by ordinary resolution. The Company promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination. The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold the Indemnitee harmless therefrom.

12.2. In the event the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Section 12.1 hereof, the Independent Counsel shall be selected as provided in this Section 12.2. The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2.11 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2.11 of this Agreement. In either event, the Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2.11 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as the Independent Counsel for such determination as to the Indemnitee’s entitlement to indemnification. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 11.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12.1 hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14.1 of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

12.3. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

13. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

13.1. In making a determination with respect to the Indemnitee’s entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 11.2 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or the Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or the Independent Counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

13.2. If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by applicable law and the Articles, be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law or the Articles; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

13.3. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

13.4. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s actions or omissions were taken in good faith reliance upon the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the directors, managers, managing members or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, trustee, general partner, manager or managing member. The provisions of this Section 13.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

13.5. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

14. REMEDIES OF INDEMNITEE

14.1. In the event that (i) a determination is made pursuant to Section 12 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law and the Articles, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12.1 of this Agreement within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 5, 6, 7 or the last sentence of Section 12.1 of this Agreement within 10 days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Sections 3 or 4 of this Agreement is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification, or (vii) payment to the Indemnitee pursuant to any indemnification, hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement within 10 days after receipt by the Company of a written request therefor, the Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, the Indemnitee, at the Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

14.2. In the event that a determination shall have been made pursuant to Section 12.1 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

14.3. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Indemnitee shall be presumed to be entitled to be indemnified, held harmless and exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving the Indemnitee is not entitled to be indemnified, held harmless and exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12.1 of this Agreement adverse to the Indemnitee for any purpose. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

14.4. If a determination shall have been made pursuant to Section 12.1 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law or the Articles.

14.5. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

14.6. The Company shall indemnify and hold harmless the Indemnitee to the fullest extent permitted by applicable law and the Articles against all Expenses and, if requested by the Indemnitee, shall (within 10 days after the Company’s receipt of such written request) pay to the Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by the Indemnitee in connection with any judicial proceeding or arbitration brought by the Indemnitee: (i) to enforce the Indemnitee’s rights under, or to recover damages for breach of, this

Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Articles now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of the Indemnitee, regardless of the outcome and whether the Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by the Indemnitee in good faith).

14.7. Interest shall be paid by the Company to the Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which the Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to the Indemnitee by the Company.

15. SECURITY

Notwithstanding anything herein to the contrary except for Section 27, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

16. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION; PRIORITY OF OBLIGATIONS

16.1. The rights of the Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Articles or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnifies the Indemnitee to the fullest extent permitted by applicable law and the Articles. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

16.2. The Articles and applicable law permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of the Indemnitee against any liability asserted against the Indemnitee or incurred by or on behalf of the Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of the Indemnitee’s status as such, whether or not the Company would have the power to indemnify the Indemnitee against such liability under the provisions of this Agreement and the Articles or under Cayman Islands law, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

16.3. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which the Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use commercially reasonable efforts to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

16.4. In the event of any payment under this Agreement, the Company, to the fullest extent permitted by applicable law, shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. No such payment by the Company shall be deemed to relieve any insurer of its obligations.

16.5. The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to an Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification (to the extent that such amount has not subsequently been returned), hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) the Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to the Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether the Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

17. DURATION OF AGREEMENT

All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee serves as a director or officer or advisor or key employee of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other company or corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which the Indemnitee serves at the request of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by the Indemnitee pursuant to Section 14 of this Agreement) by reason of the Indemnitee’s Corporate Status, whether or not the Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

18. SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19. ENFORCEMENT AND BINDING EFFECT

19.1. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director, officer advisor or key employee of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director, officer advisor or key employee of the Company.

19.2. Without limiting any of the rights of the Indemnitee under the Articles of the Company as they may be amended from time to time, this Agreement, together with the Insider Letter, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

19.3. The indemnification, hold harmless, exoneration rights and the advancement of Expenses provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, advisory, key employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

19.4. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.5. The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may, to the fullest extent permitted by applicable law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which the Indemnitee may be entitled. The Company and the Indemnitee further agree that the Indemnitee shall, to the fullest extent permitted by applicable law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by applicable law.

20. MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

21. NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, upon such delivery, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, to the address indicated on the signature page of this Agreement, or such other address as the Indemnitee shall provide in writing to the Company.

If to the Company, to:

Lazard Growth Acquisition Corp. I

30 Rockefeller Plaza

New York, New York 10112

Attention: Mary Ann Deignan

With a copy, which shall not constitute notice, to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attn: Johnny G. Skumpija & Nicholas A. Dorsey

or to any other address as may have been furnished to the Indemnitee in writing by the Company.

22. APPLICABLE LAW AND CONSENT TO JURISDICTION

This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Indemnitee pursuant to Section 14.1 of this Agreement, to the fullest extent permitted by applicable law, the Company and the Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by applicable law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21, or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

23. IDENTICAL COUNTERPARTS

This Agreement may be executed in one or more counterparts (including facsimile or PDF counterparts), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24. MISCELLANEOUS

The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

25. PERIOD OF LIMITATIONS

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

26. ADDITIONAL ACTS

If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by applicable law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

27. WAIVER OF CLAIMS TO TRUST ACCOUNT

Notwithstanding anything contained herein to the contrary, the Indemnitee hereby (i) agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering (the “IPO”) for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s IPO will be deposited (the “Trust Account”), (ii) irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any services provided by the Indemnitee to the Company, which Claim would reduce, encumber, or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account and (iii) agrees that it will not seek recourse against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. Accordingly, the Indemnitee acknowledges and agrees that any indemnification provided hereto will only be able to be satisfied by the Company if the Company (i) has sufficient funds outside of the Trust Account to satisfy its obligations hereunder or (ii) consummates a Business Combination.

28. MAINTENANCE OF INSURANCE

The Company shall use commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

LAZARD GROWTH ACQUISITION CORP. I

By:
Name:
Title:

INDEMNITEE

By:
Name:
Address:

[Signature Page to Indemnity Agreement]